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                                                                    Exhibit 23.6


                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


We hereby consent to the inclusion in the Registration Statement on Form S-4 of Gold Banc Corporation, Inc. ("Gold Banc") relating to the proposed merger of First Business Bancshares of Kansas City, Inc. ("First Business Bancshares") into Gold Banc, of our opinion letter, dated October 19, 1999, appearing as Appendix C to the Proxy Statement/Prospectus which is part of the Registration Statement, and to the reference of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

New York, New York

Dated: January 27, 2000